UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2022
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 19, 2022, Tricida, Inc. (“Tricida”) and Patheon Austria GmbH & Co KG (“Patheon”) entered into an amendment (“Amendment No. 4”), effective as of September 15, 2022, which amends certain terms of the Manufacturing and Commercial Supply Agreement, effective October 4, 2019 (as amended by amendment no. 1 dated March 30, 2021, amendment no. 2 dated August 26, 2021 and amendment no. 3 dated July 1, 2022, collectively the “Agreement”), between Tricida and Patheon.
Pursuant to Amendment No. 4, the parties have agreed to utilize the current, ongoing manufacturing campaign window to pursue validation and implementation of a second-generation manufacturing process. The amendment provides a payment structure that does not affect the total maximum amount payable to Patheon for the manufacturing campaign, which remains capped. There is no other material modification to the Agreement, including the recently executed amendment no. 3.
The foregoing description of terms of the Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 4. A copy of Amendment No. 4 will be filed with the Securities and Exchange Commission as an exhibit to Tricida’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2022, or via an amendment to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2022	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President